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                                                                    EXHIBIT (21)


                             AEROQUIP-VICKERS, INC.
                         SUBSIDIARIES OF THE REGISTRANT


The assets and business of all subsidiaries listed below are included in the 1997 consolidated financial statements of the Registrant. In addition to those named, 8 U.S. and 22 non-U.S. consolidated subsidiaries and 4 affiliated companies that are accounted for by the cost and/or equity methods are not disclosed. The undisclosed subsidiaries and affiliated companies in the aggregate do not constitute a significant subsidiary.


                                             Incorporated or                  Percent of
                                               Organized -                 Voting Securities
            Company                         State or Country                     Owned
----------------------------------         ------------------              -----------------

Aeroquip-Vickers, Inc.                         Ohio                            Registrant

SUBSIDIARIES OF REGISTRANT
Aeroquip Corporation                           Michigan                           100
Aeroquip International Inc.                    Delaware                           100
Vickers, Incorporated                          Delaware                           100
Vickers International Inc.                     Delaware                           100

Aeroquip A.G.                                  Switzerland                        100
Aeroquip do Brasil, S.A.                       Brazil                             99.5
Aeroquip Iberica S.A.                          Spain                              100
Aeroquip Inoac Company                         Michigan                            51
Aeroquip-Vickers International GmbH            Germany                            100

Aeroquip Ltd.                                  Barbados                           100
Aeroquip-Vickers Export Trading Company        Virgin Islands                     100
Aeroquip-Vickers Inc.                          Canada                             100
Aeroquip-Vickers Limited                       United Kingdom                     100
Aeroquip-Vickers Pte. Ltd.                     Singapore                          100

Aeroquip-Vickers Pty. Ltd.                     Australia                          100
Aeroquip-Vickers S.A.                          France                             100
Aeroquip-Vickers Sdn. Bhd.                     Malaysia                           100
Aeroquip-Vickers S.p.A.                        Italy                              100
Vickers do Brasil Ltda.                        Brazil                             100

Vickers Systems Asia Pacific Pte. Ltd.         Singapore                          100
Vickers Systems International Ltd.             India                               51
Vickers Systems Limited                        Hong Kong                          100